Exhibit 99.1

News Release

For Immediate Release

Contact:

Sandra A. Frankhouse

Chief Financial Officer and Treasurer

Tel: 419-468-7600

PECO II REPORTS FOURTH-QUARTER AND FULL-YEAR 2006 RESULTS

GALION, Ohio, March 7, 2007 – PECO II, Inc. (Nasdaq:PIII), a full-service provider of engineering and installation on-site services and manufacturer of communications power systems and equipment to the communications industry, today reported results for the fourth quarter and year ended December 31, 2006.

PECO II reported net sales of $11.2 million in the fourth quarter, an 8.9 percent decrease from the $12.3 million reported in the fourth quarter of 2005 and a 9.6 percent decrease from reported third-quarter net sales of $12.4 million. The Company also reported a net loss of $4.0 million, or $0.15 per basic and diluted share, for the fourth quarter, compared with a net loss of $5.1 million, or $0.24 per basic and diluted share, for the fourth quarter of 2005.

EBITDA was a loss of $3.2 million in the fourth quarter of 2006, compared with an EBITDA loss of $4.7 million for the fourth quarter of 2005. For the year ended December 31, 2006, EBITDA was a loss of $5.4 million, compared with $5.2 million for the year ended December 31, 2005. An explanation and reconciliation of GAAP net income to EBITDA is included as Attachment A.

The net loss for the fourth quarter of 2006 included $0.8 million of non-cash impairment charges related to the Company’s implementation of its previously announced strategy to outsource certain non-core manufacturing functions, $0.5 million of non-cash charges to write down inventory to lower of cost or market, $0.4 million of unabsorbed factory/ production costs from excess capacity, $0.3 million related to non-cash amortization costs of Delta intangible assets, $0.2 million of Delta transition costs, $0.2 million of non-cash stock-based compensation costs, and $0.2 million of warranty reserve.

Net sales for the year ended December 31, 2006 totaled $47.7 million, compared with $42.4 million in 2005, a 12.5 percent increase. Net loss for the year was $8.0 million, or $0.31 per basic and diluted share, compared with a net loss of $6.8 million, or $0.32 per basic and diluted share, for 2005.

Bookings decreased during the fourth quarter of 2006, resulting in a decreased sales backlog of $2.8 million. The fourth-quarter backlog was a 53 percent decrease from the $6.1 million in the third quarter. The bookings-to-billings ratio reflects customer orders received as compared with the same period’s billings and is an indication of future periods. For the fourth quarter, the ratio was 0.7 to 1.

PECO II, Inc. Fourth-quarter and Full-year Fiscal 2006 Results/2

PECO II CEO John Heindel stated, “The fourth-quarter financial performance was negatively impacted by the continued weakness in carrier spending for the wireless segment that began in the third quarter of 2006.

“While its revenues were down quarter over quarter, the Company’s technology continues to be well received, as evidenced by the fact that PECO II signed a new, three-year agreement with its largest customer in the fourth quarter. Further, as previously announced, the Company has embarked on a strategic outsourcing strategy for certain non-core manufacturing operations that will improve PECO II’s ability to compete in the marketplace. The cost to implement the outsourcing was recorded in the fourth quarter. Operationally, the Company completed all transition activities relating to the business it acquired from the Delta Group.”

Conference Call on the Web

PECO II will hold a conference call with investors and analysts on Wednesday, March 7, 2007, at 10 a.m. Eastern time. The call will be available over the Internet at www.peco2.com. To listen to the call, go to the Web site to register, download and install any necessary audio software. For those unable to listen to the live broadcast, a replay of the webcast will be archived and available shortly after the call.

About PECO II, Inc.

PECO II, headquartered in Galion, Ohio, provides engineering and on-site installation services and designs, manufactures and markets communications power systems and power distribution equipment. As the largest independent full-service provider of telecommunications power systems, the Company provides total power quality/reliability solutions and supports the power infrastructure needs of communications service providers in the local exchange, long-distance, wireless, broadband and Internet markets. Additional information about PECO II can be found at www.peco2.com.

Forward-Looking Statements

Statements in this release that are not historical fact are forward-looking statements, which involve risks and uncertainties that may cause actual results or events to differ materially from those expressed or implied in such statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a general economic recession; a downturn in our principal customers’ businesses; the growth in the communications industry; the ability to develop and market new products and product enhancements; the ability to attract and retain customers; competition and technological change; and successful implementation of the Company’s business strategy. In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. PECO II does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in PECO II’s periodic filings with the Securities and Exchange Commission.

PECO II, Inc. Fourth-quarter and Full-year Fiscal 2006 Results/3

PECO II, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2006	2005	2006	2005
Net sales:
Product	$7,448	$9,536	$34,094	$31,059
Services	3,783	2,786	13,607	11,388

	11,231	12,322	47,701	42,447
Cost of goods sold:
Product	7,836	10,670	29,660	26,487
Service	3,377	2,353	12,554	10,088
Product Asset Impairment	812	—	812	—

	12,025	13,023	43,026	36,575
Gross margin:
Product	(1,200)	(1,134)	3,622	4,572
Services	406	433	1,053	1,300

	(794)	(701)	4,675	5,872
Operating expenses:
Research, development and engineering	725	1,257	3,282	3,446
Selling, general and administrative	2,512	1,774	9,906	7,659
Real estate impairment	—	1,316	—	1,746

	3,237	4,347	13,188	12,851

Loss from operations	(4,031)	(5,048)	(8,513)	(6,979)
Loss from joint venture	—	(3)	—	(10)

Loss from operations after joint venture	(4,031)	(5,051)	(8,513)	(6,989)
Interest income (expense), net	81	35	439	178

Loss before income taxes and before cumulative effect of accounting change	(3,950)	(5,016)	(8,074)	(6,811)
Benefit (provision) for income taxes	(13)	(66)	34	(12)

Net loss	$(3,963)	$(5,082)	$(8,040)	$(6,823)

Net loss per common share:
Basic and diluted	$(0.15)	$(0.24)	$(0.31)	$(0.32)

Weighted average common shares outstanding:
Basic and diluted	27,164	21,770	25,934	21,627

PECO II, Inc. Fourth-quarter and Full-year Fiscal 2006 Results/4

PECO II, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except for share data)

	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$5,259	$8,778
Accounts receivable, net of allowance of $105 in December 31, 2006 and $119 in December 31, 2005	6,611	7,046
Inventories, net of allowance of $2,446 in December 31, 2006 and $2,110 in December 31, 2005	11,057	8,124
Prepaid expenses and other current assets	438	732
Assets held for sale	825	3,518
Cost and earnings in excess of billings on uncompleted contracts	1,142	898
Restricted cash	3,500	3,683

Total current assets	28,832	32,779

Property and equipment, at cost:
Land and land improvements	195	195
Buildings and building improvements	7,252	4,608
Machinery and equipment	2,998	9,072
Furniture and fixtures	5,646	5,853

	16,091	19,728
Less-accumulated depreciation	(10,798)	(13,904)

Property and equipment, net	5,293	5,824
Other assets:
Goodwill	6,017	1,774
Intangibles, net	4,895	—
Investment in joint venture	4	6

Total assets	$45,041	$40,383

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Borrowings under line of credit	2,249	1,419
Capital leases payable	353	92
Accounts payable	3,289	2,139
Accrued compensation expense	1,057	1,106
Billings in excess of cost and estimated earnings on uncompleted contracts	826	79
Accrued income taxes	94	144
Other accrued expenses	2,170	4,196

Total current liabilities	10,038	9,175

Capital leases payable, net of current portion	—	354

Shareholders’ equity:
Common shares, no par value: authorized 150,000,000 shares; 27,173,550 and 22,201,666 shares issued at December 31, 2006 and 2005	3,447	2,816
Warrants	5,012	—
Additional paid-in capital	116,004	109,978
Accumulated deficit	(89,460)	(81,420)
Treasury shares, at cost, 0 and 346,925 shares at December 31, 2006 and 2005, respectively	—	(520)

Total shareholders’ equity	35,003	30,854

Total liabilities and shareholders’ equity	$45,041	$40,383

PECO II, Inc. Fourth-quarter and Full-year Fiscal 2006 Results/6

Attachment A

EBITDA is not a financial measure calculated in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income, operating income or any other financial measure so calculated and presented. We define EBITDA as net income/(loss) before interest expense, taxes, depreciation, amortization, and non-cash stock compensation expense. Other companies may define EBITDA differently. We present EBITDA because we believe it to be an important supplemental measure of our performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Management also uses this information internally for forecasting and budgeting. You should not consider EBITDA in isolation, or as a substitute for analysis of our results as reported under GAAP.

Reconciliation of GAAP Net Loss to EBITDA

(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
(In thousands)	2006	2005	2006	2005
2006 and 2005 EBITDA Breakdown
Net Loss per GAAP	$(3,963)	$(5,082)	$(8,040)	$(6,823)
Interest expense	$41	$58	$137	$247
Taxes	$13	$66	$(34)	$12
Depreciation/ amortization	$566	$301	$1,899	$1,341
Non-cash stock-based compensation	$163	$—	$626	$—

EBITDA	$(3,180)	$(4,657)	$(5,412)	$(5,223)